EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104447) of Gladstone Capital Corporation of our report dated October 28, 2003 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Baltimore, Maryland

December 9, 2003